Media Contact:	Investor Contact:
MIPS Technologies, Inc. Corporate Communications Kathleen Matthews +650-567-5035 matthews@mips.com	MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com

MIPS Technologies Reports First Quarter Fiscal 2006 Financial Results

Lower Contract Revenue with 20% Growth in Royalty Revenue

MOUNTAIN VIEW, Calif., October 20, 2005 — MIPS Technologies, Inc. (NASDAQ: MIPS), today reported financial results for its first fiscal quarter ended September 30, 2005. Revenue for the first quarter of fiscal 2006 was down by 18 percent compared to the same period a year ago, primarily as the result of delayed licensing decisions.

Total revenue for the first quarter of fiscal 2006 was $11.9 million compared to $14.6 million for the same quarter a year ago. Royalties were $8.1 million, an increase of 20 percent compared to $6.7 million in the same quarter a year ago. Contract revenue was $3.9 million, a decrease of 51 percent compared to $7.9 million in the comparable period in fiscal 2005. Net loss for the first quarter of fiscal 2006 on a generally accepted accounting principles (“GAAP”) basis was $3.9 million compared to a net income of $3.1 million for the same quarter a year ago. GAAP net loss per share for the first quarter of fiscal 2006 was $0.09 compared to a net income per share of $0.07 on a fully diluted basis for the same quarter a year ago.

Beginning in the September 2005 quarter, the Company recognized equity-based compensation expense pursuant to the fair value method under SFAS 123(R). This expense was $6.1 million in the first quarter of fiscal 2006. First quarter of fiscal 2006 operating expense also included a one-time charge of $570,000 for acquired in-process research and development expense related to the acquisition of First Silicon Solutions (FS2) completed in September 2005. Non-GAAP net income for the first quarter of fiscal 2006, which excludes the effects of these items, was $1.3 million or $0.03 per diluted share compared to net income of $3.3 million or $0.08 per diluted shares for the same quarter a year ago, for which period the non-GAAP number excludes certain restructuring costs. A reconciliation of non-GAAP adjustments is summarized in the tables below.

“The growth in our royalty revenue is encouraging as the MIPS architecture continues to be the processor architecture of choice in key growth markets such as digital consumer and networking,” said Casey Eichler, chief financial officer of MIPS Technologies. “We are disappointed however by the licensing revenue realized in the first quarter and are taking actions to strengthen and build up our pipeline of prospective licensees.”

“Although our royalty growth indicates the resumption of a long term upward trend in the shipments of MIPS-Based processors, we recognize a need to take action to facilitate our return to licensing revenues at a level that supports our long term growth plans,” said John Bourgoin, president and CEO of MIPS Technologies. “I'd like to emphasize that our engineering execution on our next generation products during the quarter was excellent. This is one of the keys to our long term growth, and it is on track. I'm also pleased with the acquisition of First Silicon Solutions during the quarter which broadens the MIPS offering and brings us a world class tools capability in support of our customers.”

MIPS Technologies invites you to listen to management’s discussion of Q1 fiscal 2006 results and Q2 fiscal 2006 guidance in a live conference call on October 20, 2005 beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2650. Replay number is 1-719-457-0820 and will be available for five business days, beginning shortly after the end of the conference call. The access code is 1764953.

Q1 FY2006 Highlights:
From its inception over 20 years ago, the MIPS(R) architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system-performance and innovative solutions for established and emerging markets. With multiple design teams actively developing the architecture, hundreds of successful implementations throughout the world, and a vibrant ecosystem of third-party tools and software-MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

HDTV and DTV News

•  Zoran Powers Acer’s New Families of Digital Terrestrial LCD Televisions for Global Markets — Powered by MIPS-Based(TM) SupraTV CPU
•  Toshiba Teams Up With Sigma on Linux Platform for Digital Multimedia Appliances; Utilizes the MIPS-Based(TM) Toshiba TX4938 CPU and Sigma Decoder
•  Profilo Telra Integrates MIPS-Based(TM) ViXS Video Processor in its New Wireless LCD Television
•  PLX, ViXS Develop First-Ever USB 2.0 Dual PC-TV Tuner Reference Design; Leverages ViXS’ MIPS-Based(TM) Xcode II-L MPEG encoder
•  Sigma Begins Sampling The Industry’s First MIPS-Based(TM) Media Processor With Dual High-Definition Decoding of H.264, VC-1 and MPEG-2
•  ATI Announces Highly Integrated Digital Television Solution for Consumer Electronics Manufacturers
•  JVC Reaffirms ATI's Digital TV Technology Leadership; High-Definition Displays Feature ATI’s MIPS-Based(TM) Xilleon 226 and other Products

Media Server and Gateway News

•  Broadcom and Mediabolic Join Forces to Introduce MIPS-Based(TM) Turnkey NAS Media Server Reference Design for Manufacturers
•  Pixelworks and AMD Collaborate on MIPS-Based(TM) Reference Platform Enabling Broadband Video, Voice and Data on `Triple-Play' Set-top Boxes
•  TI Highlights its Continued Success in the Residential Gateway Market; TI’s Industry-leading MIPS-Based(TM) AR7 is the Most Recognized DSL CPE Solution Worldwide

Advanced DVD Player and Recorder News

•  WISchip Launches MIPS-Based(TM) Personal Video Recorder and IP Camera Reference Designs

Set Top Box News

•  Zoran MIPS-Based(TM) SupraTV CPU Powers Homecast’s New Family of Satellite Set-top Box Models for Europe & Middle East
•  Microsoft and Sigma Designs Pave the Way for Low-Cost IPTV Devices; MIPS-Based(TM) SoC Technology Stimulates High-Definition IPTV Services
•  Zoran MIPS-Based(TM) SupraTV CPU Powers Grundig’s New Family of Satellite and Terrestrial Set-top Box Products on display at IBC in Amsterdam
•  Micronas Introduces Complete Software Stack for Digital STB; Fully integrated digital TV middleware for the MIPS-Based(TM) MDE 95xyD STB Chip
•  ViXS MIPS-Based(TM) WaveTV Reference Platform Offers Unique Multi-Client Wireless Video Design for Television and Set-Top Box Manufacturers
•  SBC Communications Selects MIPS-Based(TM) Motorola and Scientific-Atlanta as Set-Top Box Suppliers for SBC U-Verse TV
•  Broadcom Announces New Family of MIPS-Based(TM) High Definition AVC/VC-1 Consumer Video Solutions at the CableLabs(R) Summer Conference

Broadband News

•   ZyXEL Broadens IP DSLAM Family With Wintegra MIPS-Based(TM) Processors
•   BroadLight’s Newly Released BL2000 GPON System-on-Chip Incorporates MIPS(R) Processor

Data Communications and Networking News

•  Cypress’s network search engines to interoperate with Cavium Networks’ OCTEON EXP Multi-core MIPS64(R) processor family
•  Cavium Networks New MIPS-Based(TM) OCTEON(TM) EXP Processors: First Multi-Gigabit Integration of Control and Data Plane Processing for Networking & Storage Application
•  Corecess Chooses Wintegra for Next Generation IP-DSLAM Line Card; Will Utilize MIPS-Based(TM) WinPath CPUs

VoIP News

•  Trinity Convergence to Port its VoIP Solution to the MIPS32(R) 24KE(TM) Core Family
•  Broadcom’s MIPS-Based(TM) VoIP Solutions Now Available in TCL Communications Equipment VoIP Products
•  Infineon Achieves a 300 Percent Growth Rate in the VoIP Market in 2004; Midas Communications Selects the Infineon MIPS-Based(TM) INCA-IP SoC for its Broadband Solution
•  PMC-Sierra Announces the Availability of a MIPS-Based(TM) Carrier-Class VoIP Wi-Fi Broadband Router Platform
•  NETGEAR Selects Centillium’s MIPS-Based(TM) CPU to Speed Next-Generation Consumer VoIP Platform to Market
•  Broadcom Recognized as the Fastest Growing Enterprise IP Phone Chip Supplier, According to IDC; With More Than Three Million MIPS-Based(TM) IP Phone Chips Shipped to Date

SOHO and Wireless News

•  Profilo Telra Integrates MIPS-Based(TM) ViXS Video Processor in its New Wireless LCD Television
•  Atheros Communications and China Netcom Broadband to Enhance Broadband User Experience in China; CNCBB to Feature MIPS-Based(TM) AR5006AP-G in New Access Points & Routers

Corporate News

•   MIPS Technologies Expands Hard IP Core Family with High Performance Cores for Budget-Conscious SoC Designers
•   MIPS Technologies Acquires First Silicon Solutions (FS2)
•   K-Micro is First MIPS Technologies Licensee with MIPS32(R) 24K(R) Silicon
•   K-Micro Introduces MIPS32(R) 24Kf(TM) Core-Based Computing Subsystem for SoCs
•   CoWare and MIPS Technologies Win OCP-IP Outstanding Contributor of the Year Awards for 2005

Newly Announced Licenses

•  Opulan Licenses MIPS Technologies MIPS32(R) 4KEc(R) Core
•  Philips Licenses MIPS Technologies MIPS32(R) 4KEc(R) Core
•  Actions Semiconductor Licenses MIPS32(R) Cores for Portable Multimedia Applications

Ecosystem News

•  MIPS Technologies and Virage Logic Expand Alliance to Provide SoC Designers with Convenience of a Single License for MIPS(R) 32-Bit Cores and Virage Logic IP
•  Express Logic and MIPS Technologies Bring ThreadX(R) RTOS Support to the MIPS32(R) 24K(R) and 4KE(TM) Core Families
•  MontaVista Delivers “Real” Linux Alternative to Proprietary Embedded Solutions
•  Denali Launches Blueprint, New Software for System-on-Chip Design
•   Accelerated Technology’s Nucleus EDGE Embedded Development Environment Supports MIPS Architecture

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

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This press release contains forward-looking statements, including those regarding MIPS Technologies’ revenue expectations. Actual events or results may differ materially from those anticipated in these forward looking statements as a result of a number of different risk and uncertainties, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factor affecting our business, we refer you to the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2005 and subsequent Forms 10-Q and 8-K.

MIPS, MIPS32, MIPS64, MIPS-Based, 4KE, 4KEc, 24K, 24Kf and 24KE are trademarks or registered trademarks of MIPS Technologies, Inc. in the United States and other countries. All other trademarks are the property of their respective owners and are protected herein.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2005	2004
	(unaudited)
Revenue:
Royalties	$8,054	$6,721
Contract Revenue	3,889	7,885

Total revenue	11,943	14,606
Costs and expenses:
Research and development	9,769	5,207
Sales and marketing	3,962	3,045
General and administrative	3,718	2,321
Acquired in-process research and development	570	—
Restructuring	—	277

Total costs and expenses	18,019	10,850

Operating income (loss)	(6,076)	3,756
Other income, net	809	245

Income (loss) before income taxes	(5,267)	4,001
Provision (benefit) for income taxes	(1,406)	880

Net income (loss)	$(3,861)	$3,121

Net income (loss) per basic share	$(0.09)	$0.08

Net income (loss) per diluted share	$(0.09)	$0.07

Common shares outstanding-basic	42,382	40,695

Common shares outstanding-diluted	42,382	42,384

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF NON-GAAP RESULTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30, 2005					Three Months Ended September 30, 2004
	(unaudited)					(unaudited)
	As Reported	Non-GAAP Adjust- ments	(a)		Non-GAAP	As Reported	Non-GAAP Adjust- ments	(a)		Non-GAAP
Revenue:
Royalties	$8,054	$—			$8,054	$6,721	$—			$6,721
Contract Revenue	3,889	—			3,889	7,885	—			7,885

Total revenue	11,943	—			11,943	14,606	—			14,606
Costs and expenses:
Research and development	9,769	(4,262)	(	b)	5,507	5,207	—			5,207
Sales and marketing	3,962	(603)	(	b)	3,359	3,045	—			3,045
General and administrative	3,718	(1,245)	(	b)	2,473	2,321	—			2,321
Acquired in-process research and development	570	(570)	(	c)	—	—	—			—
Restructuring	—	—			—	277	(277)	(	e)	—

Total costs and expenses	18,019	(6,680)			11,339	10,850	(277)			10,573

Operating income (loss)	(6,076)	6,680			604	3,756	277			4,033
Other income, net	809	—			809	245	—			245

Income (loss) before income taxes	(5,267)	6,680			1,413	4,001	277			4,278
Provision (benefit) for income taxes	(1,406)	1,536	(	d)	130	880	61	(	d)	941

Net income (loss)	$(3,861)	$5,144			$1,283	$3,121	$216			$3,337

Net income (loss) per basic share	$(0.09)				$0.03	$0.08				$0.08

Net income (loss) per diluted share	$(0.09)				$0.03	$0.07				$0.08

Common shares outstanding-basic	42,382				42,382	40,695				40,695

Common shares outstanding-diluted	42,382				44,309	42,384				42,384

(a)	These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash equity-based compensation, acquired in-process research and development and restructuring costs provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(b)	This adjustment reflects the non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (123R) beginning in the first quarter of fiscal 2006. The first quarter fiscal 2006 amount included in research and development includes a one-time charge of $3.3 million related to the Danish lawsuit settlement. Management believes that excluding this expense from research and development, sales and marketing and general and administrative expenses facilitates comparisons of these line items to MIPS’ historical core operating results since prior periods do not include these expense amounts.

(c)	This adjustment reflects the one-time charge for acquired in-process research and development expense related to the acquisition of First Silicon Solutions (FS2) completed in September 2005. Management believes that excluding this charge facilitates comparisons to MIPS’ historical core operating results during periods when there were no acquisitions.

(d)	Amount reflects the expected tax impact on the above noted non-GAAP adjustments.

(e)	This adjustment reflects the additional restructuring charge related to terminating a long-term lease obligation for a Denmark design center facility. Management believes it is useful in measuring MIPS’ operations to exclude expenses related to closing of facilities because restructuring activities have been non-recurring and infrequent and therefore are not considered directly related to our core business operations.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005	June 30, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,651	$91,686
Short-term investments	19,864	19,825
Accounts receivable, net	3,466	2,544
Prepaid expenses and other current assets	2,425	2,813

Total current assets	111,406	116,868
Equipment and furniture, net	2,831	2,899
Other assets	12,522	7,779

	$126,759	$127,546

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$293	$1,346
Accrued liabilities	8,887	12,058
Deferred revenue	1,992	2,825

Total current liabilities	11,172	16,229
Long-term liabilities	4,146	2,938
Stockholders' equity	111,441	108,379

	$126,759	$127,546